UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2012

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Federal Plaza, Suite 1525 28 East Main Street Rochester, NY	14614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

(Former name or former address, if changed since last report.)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 20, 2012, Document Security Systems, Inc. (the “Company”) and ipCapital Group, Inc. (“ipCapital”) entered into an engagement letter (the “ipCapital Engagement Letter”) for the provision of certain IP strategic consulting services by ipCapital for the 2012 calendar year (the “Services”). Pursuant to the terms of the ipCapital Engagement Letter, Services to the Company include, but are not limited to (i) facilitation of eight full-day invention sessions with the Company’s senior management team to create a strategic invention inventory on the front end of new patent application development, and (ii) the provision of as-needed engineering and management support to ensure that strategic action items are executed in a cost-effective manner leveraging ipCapital’s expertise and best-practices.

Fees under the ipCapital Enagement Letter will range from $240,000 to $365,000 for the 2012 calendar year (the “Cash Fees”). In addition to Cash Fees, the Company issued ipCapital a five-year warrant (the “Warrant”) on February 20, 2012 (the “Issuance Date”) to purchase up to 100,000 shares of the Company’s common stock (the “Warrant Stock”) at an exercise price of $4.62 per share (the “Warrant Price”). The Warrant vests and becomes exercisable to the extent of 33 1/3 percent of the Warrant Stock upon each of the first, second and third anniversary dates, respectively, of the Issuance Date.

The forgoing description is a summary only, does not purport to set forth the complete terms of the ipCapital Engagement Letterand the Warrant, and is qualified in its entirety by reference to the ipCapital Engagement Letter and Warrant, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K.

On February 20, 2012, the Company entered into a consulting arrangement with ipCapital (the “ipCapital Consulting Agreement”). Pursuant to the terms of the ipCapital Consulting Agreement, ipCapital will provide strategic advice to the Company’s senior management team on the development of the Company’s Digital Group infrastructure and cloud computing business strategy. The ipCapital Consulting Agreement has a three year term. As ipCapital’s sole source of compensation under the ipCapital Consulting Agreement, the Company issued ipCapital a five-year warrant (the “Consulting Warrant”) on February 20, 2012 (the “Consulting Warrant Issuance Date”) to purchase up to 200,000 shares of the Company’s common Stock (the “Consulting Warrant Stock”) at an exercise price of $4.50 per share (the “Consulting Warrant Price”). The Consulting Warrant vests and becomes exercisable to the extent of 33 1/3 percent of the Consulting Warrant Stock upon each of the first, second and third anniversary dates, respectively, of the Consulting Warrant Issuance Date. Either party may terminate the Consulting Agreement upon a material breach by the other party which is not cured within 15 days of notice thereof or by the Company immediately upon a breach by ipCapital of its confidentiality obligations.

The foregoing description is a summary only, does not purport to set forth the complete terms of the ip Capital Consulting Agreement and Consulting Warrant, and is qualified in its entirety by reference to the ipCapital Consulting Agreement and Consulting Warrant, which are filed as Exhibits 10.2 and 4.2, respectively, to this Current Report on Form 8-K.

On February 20, 2012, the Company entered into consulting arrangement (the “Century Media Consulting Agreement”) with Century Media Group (“Century Media”) for the provision of investor relations services to the Company (the “IR Services”). The IR Services include, but are not limited to (i) assisting in the implementation and maintenance of an ongoing program to increase the investment community’s awareness of the Company’s activities and to stimulate the investment community’s interest in the Company, (ii) assisting the Company with press release production and editing, and (iii) management of shareholder inquiries to the Company.

The term of the Century Media Consulting Agreement is one year. As compensation for the IR Services, Century Media will receive a fee of $10,000 per month for the one year term (the “Cash Consulting Fees”). In addition to the Cash Consulting Fees, the Company issued Century Media a 14-month warrant (the “Century Media Warrant”) on February 20, 2012 to purchase up to 250,000 shares of the Company’s common stock (the “Century Media Warrant Stock”), at exercise prices of $4.50, $4.75, $5.00, $5.25 and $6.00 for each 50,000 shares subject to the Century Media Warrant. The Century Media Warrant vested in full on the date of issuance, February 20, 2012. Either party may terminate the Century Media Consulting Agreement upon 30 days prior written notice after the first 30 days of the term of the Century Media Consulting Agreement.

The foregoing description is a summary only, does not purport to set forth the complete terms of the Century Media Consulting Agreement and the Century Media Warrant, and is qualified in its entirety by reference to the Century Media Consulting Agreement and the Century Media Warrant, which are filed as Exhibits 10.3 and 4.3, respectively, to this Current Report on Form 8-K.

The Company has received NYSE Amex additional listing approval for the Warrant Stock, the Consulting Warrant Stock and the Century Media Warrant Stock.

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2012, the Board of Directors (the “Board”) unanimously appointed John Cronin as a director of the Company, to fill a vacancy on the Board created pursuant to amended by-laws of the Company adopted on January 16, 2012 whereby the number of Board seats was increased from seven members to eight members. The appointment will be effective on February 21, 2012, and Mr. Cronin will serve as a director of the Company until the next annual meeting of shareholders. Mr. Cronin is Chairman, Managing Director and a 42% owner of ipCapital which, on February 20, 2012, entered the ipCapital Engagement Letter and the ipCapital Consulting Agreement with the Company, as described in Item 1.01 above of this Current Report on Form 8-K.

The disclosure set forth above in Item 1.01of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02.

Item 8.01 Other Events.

On February 21, 2012, the Company issued a press release announcing the appointment of John Cronin to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 8.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

4.1	Warrant issued to ipCapital Group, Inc., dated February 20, 2012.
4.2	Warrant issued to ipCapital Group, Inc., dated February 20, 2012.
4.3	Warrant issued to Century Media Group, dated February 20, 2012.
10.1	Engagement Letter between Document Security Systems, Inc. and ipCapital Group, Inc., dated February 20, 2012.
10.2	Consulting Agreement between Document Security Systems, Inc. and ipCapital Group, Inc., dated February 20, 2012.
10.3	Consulting Agreement between Document Security Systems, Inc. and Century Media Group, dated February 20, 2012.
99.1	Press release issued February 21, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: February 21, 2012	By:	/s/ Patrick A. White
Patrick A. White
Chief Executive Officer